EXHIBIT 10.2

Final

COMSYS IT PARTNERS, INC.
2004 STOCK INCENTIVE PLAN1

     1. Purpose. The purpose of the COMSYS IT Partners, Inc. 2004 Stock Incentive Plan (the “Plan”) is to enhance the ability of COMSYS IT Partners, Inc. (the “Company”) and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s stockholders. The term “Company” as used in this Plan with reference to employment or service shall include the Company and its Subsidiaries, as appropriate.

     2. Definitions.

          (a) “Award” shall mean an award determined in accordance with the terms of the Plan.

          (b) “Board” shall mean the Board of Directors of the Company.

          (c) “Cause” shall mean (i) if a Participant is party to an employment agreement, Award agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Participant’s failure to perform the duties reasonably assigned to him or her by the Company or the Participant’s willful failure to attempt to follow the legal written direction of the Board or such Participant’s supervisor, (B) a good faith finding by the Company of the Participant’s dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules, (D) the willful or reckless behavior of the Participant with regard to a matter of a material nature that has a material adverse impact (economic or otherwise) on the Company or (E) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

          (d) “Change in Control” of the Company means the occurrence of one of the following events:

               (i) individuals who, on the Effective Date (as defined in Section 22 below), constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, however, that (A) during the “Special Voting Period” (as such term is defined in Section 3.2(b)(i) of the Amended and Restated Bylaws of the Company in effect as of the Effective Date (the “Bylaws”)), any person becoming a “Group A Director” or “Group B Director"(as each such term is defined in Section 3.2(b)(i) of the Bylaws) subsequent to the Effective Date whose election or nomination for election was effected in accordance with the applicable provisions of Section 3.2(b)(ii) of the Bylaws shall be

[1] Explanatory Note: When adopted, this plan was entitled as Venturi Partners, Inc. 2004 Stock Incentive Plan. In connection with the merger with COMSYS Holding, Inc. and related name change, the plan’s title was changed to COMSYS IT Partners, Inc. 2004 Stock Incentive Plan.

an Incumbent Director, and (B) thereafter, any person approved by a vote of at least two-thirds (2/3rds) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

               (ii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) first becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, however, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person holding 35% or more of the Company Voting Securities as of the Effective Date or (E) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

               (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

               (iv) Consummation of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as such stockholders owned the Company’s outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of 35% or more of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

          (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (f) “Committee” shall mean, during the Special Voting Period, the Compensation Committee of the Board, consisting of at least two members of the Board, which has been appointed by the Board to administer the Plan and to perform the functions set forth herein and each of whose members is a Qualified Member. Following the Special Voting Period, “Committee” shall mean any committee, consisting of at least two members of the Board, which has been so appointed by the Board and each of whose members is a Qualified Member, provided, however, that if, following the Special Voting Period, the Board shall not have appointed any such Committee, all references herein to the Committee shall be deemed to refer to the Board.

          (g) “Common Stock” shall mean the common stock of the Company.

          (h) “Continuous Service” means that the Participant’s service as an employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, however, that there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

          (i) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

          (j) “Disability” shall have the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the “LTD Plans”); provided, however, that if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

          (k) “Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or the NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

               (iii) If the Common Stock is not listed on any established stock exchange or a national market system, the average of the high and low bid quotations for the Common Stock on that date prior to the date of determination as reported by the National Quotation Bureau Incorporated; or

               (iv) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Committee.

          (l) “Immediate Family Member” shall mean, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

          (m) “Incentive Stock Option” shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

          (n) “Nonqualified Stock Option” shall mean a stock option which is not intended to be an Incentive Stock Option.

          (o) “Option” shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

          (p) “Participant” shall mean an officer, employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

          (q) “Performance Goals” shall mean or may be expressed in terms of any of the following business criteria: revenue, earnings (which may be pre or post tax, reported,

operating, from continuing operations or before unusual or nonrecurring items before interest, taxes, depreciation or amortization), operating or free cash flow, return on equity or return on assets, all of which may be of the Company or of an operating unit, division, Subsidiary, acquired business, minority investment, partnership or joint venture, or may be measured on a per share basis, share price performance of the Company over time or compared to a selected group of other companies, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, the Performance Goals will be determined without regard to any change in GAAP adopted during a Performance Period.

          (r) “Performance Objective” shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares.

          (s) “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

          (t) “Qualified Member” shall mean a member of the Board appointed to the Committee by the Board who is a “non-employee director” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who also is an “outside director” within the meaning of Section 162(m) of the Code.

          (u) “Qualified Termination” shall mean (i) a termination of the employment or engagement of a Participant by the Company other than for Cause or (ii) any such other termination of the employment or engagement of a Participant that, pursuant to any employment agreement, Award agreement or other agreement between the Company and such Participant, is specifically designated as a Qualified Termination for purposes of this Plan.

          (v) “Special Voting Period” shall mean the three year period commencing on the Effective Date and ending on the third anniversary of the Effective Date.

          (w) “Subsidiary” shall mean any corporation or other entity fifty percent (50%) or more of whose stock or other form of equity interest, as applicable, having general voting power is owned by the Company, or by another Subsidiary as herein defined, of the Company, provided, however, that with respect to Incentive Stock Options, it shall mean any

Subsidiary of the Company that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

     3. Shares Subject to the Plan. Subject to adjustment in accordance with Section 18, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 1,159,669. Each share of Common Stock underlying an Option or stock appreciation right shall reduce the total number of shares available for grant by one share for each Option or stock appreciation right granted; if issued as full value shares in the form of restricted Common Stock, restricted Common Stock units, Common Stock (including any Common Stock deemed issued pursuant to Section 13(c)), Common Stock units, performance shares, or performance share units, each share issued shall reduce the total shares available for grant by three shares for each full value share granted, provided, however, that the Committee may from time to time modify (but not below three) the number by which each grant of a full value share shall reduce the total number of shares available for grant. If and to the extent that any Common Stock Option or other Award is canceled or expires without exercise, shares of Common Stock related thereto shall again become available for subsequent Awards under the Plan. Upon forfeiture of any Award in accordance with the provisions of the Plan and the terms and conditions of the Award, shares of Common Stock associated with such Award shall again be available for subsequent Awards under the Plan. Subject to adjustment in accordance with Section 18, no Participant shall be granted, during any one-year period, Options to acquire more than 1,159,669 shares of Common Stock or stock appreciation rights with respect to more than 1,159,669 shares of Common Stock, and the number of shares of Common Stock subject to any Award other than Options or stock appreciation rights for any Participant may not exceed 1,159,669. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

     4. Administration.

          (a) The Plan shall be administered by the Committee. Notwithstanding the foregoing, after the Special Voting Period, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not subject to Section 16 of the Exchange Act.

          (b) During the Special Voting Period, the Committee shall, in accordance with Section 3.2(b)(ii)(H) of the Bylaws, unanimously (i) approve the selection of those Participants who are members of “senior management” of the Company (as such term is defined in the discretion of the Committee), (ii) determine the type of Awards to be made to such Participants, (iii) determine the number of shares of Common Stock subject to Awards to such Participants, (iv) determine the terms and conditions of any Award granted to any such Participant hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) make any determinations regarding adjustments required or appropriate under Section 18 with respect to Awards made to such Participants. The Committee, acting by majority vote, shall have the authority (y) at any time to do all things described in the immediately preceding sentence with respect to all Participants who are not members of “senior management,” (z) following the Special Voting Period to do all such things with respect to all Participants (including members of “senior management”), and (z) at any time to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

          (c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and stockholders, Participants and persons claiming rights from or through a Participant.

          (d) The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

          (e) Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

     5. Eligibility. Individuals eligible to receive Awards under the Plan shall be the offices, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, however, that only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

     6. Awards. Awards under the Plan may consist of Options, restricted Common Stock, restricted Common Stock units, performance shares, performance share units, share awards, stock appreciation rights or other awards based on the value of the Common Stock. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by a written agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

     7. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

          (a) Types of Options. Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

          (b) Option Price. The purchase price per share of the Common Stock purchasable under an Option (the “Option Price”) shall be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant and, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% Stockholder”), the Option Price shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

          (c) Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided however, that in the case of Incentive Stock Options granted to 10% Stockholders, the term of such Option shall not exceed five (5) years from the date of grant.

          (d) Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

          (e) Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Committee specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) (A) surrender of Common Stock held by the Participant for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or (B) the attestation of ownership of such shares, in either case, if so permitted by the Committee, where such Common Stock has a Fair Market Value equal to the aggregate exercise price of the Option at the time of exercise, (iii) if established by the Committee, through a “same day sale” commitment from optionee and a broker-dealer that is acceptable to the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

     8. Restricted Common Stock. The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants. Shares of restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate including the attainment of performance criteria as described in Section 9(b) below. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the applicable Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted Common Stock. At the discretion of the Committee, shares may have dividend rights, or phantom dividend rights, which may be paid during the Restricted Period or accumulated and paid only upon the lapse of all applicable restrictions. If a share certificate is issued in respect of restricted Common Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock. Payment of restricted Common Stock units shall be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

     9. Performance Shares.

          (a) Type of Awards. Performance shares may be granted in the form of actual shares of Common Stock or Common Stock units having a value equal to an identical number of shares of Common Stock. In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the time the performance shares are earned. The Performance Objectives and the length of the Performance Period shall be determined by the Committee. The Committee shall determine in its sole discretion whether performance shares granted in the form of Common Stock units shall be paid in cash, Common Stock or a combination of cash and Common Stock.

          (b) Performance Objectives. The Committee shall establish the Performance Objective for each Award of performance shares, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award of performance shares payable for that Performance Period. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for performance shares granted to any one Participant or to different Participants. An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

          (c) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of an Award of performance shares have been achieved or met. Unless the Committee determines otherwise, performance shares shall not be settled until the Committee has made the certification specified under this Section 9(c).

          (d) Adjustment. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Participant, notwithstanding the achievement of a specified Performance Objectives; provided, however, that no such adjustment shall be made following a Change in Control that would adversely impact any Award granted to a Participant prior to such Change in Control.

          (e) Maximum Amount Payable Subject to Section 18, the maximum number of performance shares subject to any Award to a Covered Employee is 1,159,669 for each 12 months during the Performance Period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Common Stock, of such number of shares of Common Stock on the last day of the Performance Period).

     10. Share Purchases. The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to or above the Fair Market Value of the Common Stock at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose.

     11. Stock Appreciation Rights. The Committee may in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award agreement as to exercisability, vesting and duration, and which in no event shall have a term of greater than ten (10) years. If granted in connection with an Option, a stock appreciation right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option. Stock appreciation rights may be settled in cash or shares of Common Stock.

          (a) Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

          (b) Stock Appreciation Right Related to an Option.

          (i) A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

          (ii) Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

          (iii) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

          (c) Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant stock appreciation rights unrelated to Options. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised, and be payable in either cash or Common Stock as determined by the Committee. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

          (d) Method of Exercise. Stock appreciation rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. If requested by the Committee, the Participant shall deliver the agreement evidencing the stock appreciation right being exercised and the agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such agreement to the Participant.

          (e) Form of Payment. Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and whole shares of Common Stock. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, the Committee shall determine, in its discretion, whether payment for the fractional share will be made in cash or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

     12. Share Awards. Subject to such performance and employment conditions as the Committee may determine, Awards of Common Stock or Awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 12 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

     13. Special Provisions.

          (a) Change in Control. Unless otherwise provided in an Award agreement, upon the occurrence of a Qualified Termination of a Participant within 12 months following a Change in Control, all Options and stock appreciation rights shall automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any Common Stock awards, restricted Common Stock, restricted Common Stock units, performance shares or performance share units granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

          (b) Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiary) the Committee may (i) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one (1) year following the exercise or payment of an Award, require such Participant or former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion.

          (c) Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on shares, with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

     14. Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to pay to the Company an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee’s sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company’s outside accountants, doing so, would not result in a charge against earnings.

     15. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts for the benefit of Immediate Family Members or partnerships or limited liability companies either controlled by or all of the equity interests in which are owned by Immediate Family Members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof during such holder’s lifetime.

     16. No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

     17. Governmental Compliance. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     18. Adjustments; Corporate Events.

          (a) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee in its sole discretion.

     (b) Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either (A) the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii)

provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event.

          (c) The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     19. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that (a) no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange or securities association rule and (b) except as provided in Sections 9(d) and 18 above, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted without such Participant’s written consent; and provided, further, that during the Special Voting Period (y) any such amendment, suspension or termination, or (z) any amendment, suspension or termination of any Award shall require the unanimous approval of the Committee or the Board, as applicable.

     20. General Provisions.

          (a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

          (b) All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

          (c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 20(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

          (d) Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a stockholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 18 above, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

          (e) The law of the State of Delaware shall apply to all Awards and interpretations under the Plan without regard to any otherwise applicable principles of conflicts of laws that would cause the application of the substantive or procedural laws of any other jurisdiction.

          (f) Where the context requires, words in any gender shall include any other gender.

          (g) Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

          (h) The Committee shall have the power to accelerate the time at which an Award shall be exercisable or vest notwithstanding the terms of any Award agreement.

          (i) No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

          (j) The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

          (k) No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

          (l) The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     21. Expiration of the Plan. Subject to earlier termination pursuant to Section 19, no Award may be granted following the ten (10) year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

     22. Effective Date; Approval of Stockholders. The Plan is effective as of the later of (a) the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware; and (b) consummation of that certain Agreement and Plan of Merger, dated as of July 19, 2004, made by and among COMSYS Holding, Inc., a Delaware corporation (“Holding”), COMSYS Information Technology Services, Inc., a Delaware corporation and wholly-owned subsidiary of Holding, the Company, Venturi Technology Partners, LLC, a North Carolina limited liability company and indirect, wholly-owned subsidiary of the Company, VTP, Inc., a Delaware corporation and wholly-owned subsidiary of the Company and each of the stockholders of Holding party thereto (the “Effective Date”). Unless the Company determines to submit Section 9 of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further performance shares shall be made to Covered Employees under Section 9 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.